                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for use of the
                                              Commission only (as permitted by
[X] Definitive Proxy Statement                Rule 14C-5(d)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                       Auto-trol Technology Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

    (5) Total fee paid:

    ------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------

    (3) Filing Party:

    ------------------------------------------------------------------------

    (4) Date Filed:

    ------------------------------------------------------------------------

Notes:

                        Auto-trol Technology Corporation

                         12500 North Washington Street

                          Denver, Colorado  80241-2400



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The annual meeting of shareholders of Auto-trol Technology Corporation (the "Company") will be held on Tuesday, January 30, 1996, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time. At the meeting, the shareholders will consider and act upon the following matters:

     1. The approval and adoption of a proposal to amend the Company's Articles of Incorporation and to recapitalize the Company to effect a one-for-ten reverse stock split.


     2. The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified.


     3. The approval and adoption of a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to establish the number of shares of New Common Stock available for grant collectively under the Plans.


     4. The approval and adoption of a proposal to amend the Company's Employee Stock Purchase Plan to establish the number of shares of New Common Stock that will be available for purchase under the Plan.


     5.   Such other business as may properly come before the meeting.


       Only shareholders of record at the close of business on December 12, 1995, are entitled to notice of, and to vote at, the meeting.



                              By Order of the Board of Directors



                              Allyson S. Kissell
                              Secretary


Denver, Colorado
December 22, 1995


It is important that all shareholders be represented at the meeting. We urge you to sign and return the enclosed Proxy as promptly as possible, whether or not you plan to attend the meeting. The Proxy should be returned in the enclosed postage prepaid envelope. If you do attend the meeting, you may then withdraw your Proxy. The Proxy may be revoked at any time prior to its exercise.

                        Auto-trol Technology Corporation
                         12500 North Washington Street
                          Denver, Colorado 80241-2400
     ______________________________________________________________________
                                Proxy Statement
                                      For
                         Annual Meeting of Shareholders
                          To Be Held January 30, 1996

       This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Auto-trol Technology Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 30, 1996, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time, and at any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is December 22, 1995. ANY PROXY MAY BE REVOKED IN PERSON AT THE MEETING, EITHER BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

       In addition to the solicitation of proxies by mail, officers and other representatives of the Company may solicit the return of proxies by telephone, telegraph or personal contact. The Company will bear the expense of preparing, printing, assembling and mailing this Proxy Statement and accompanying material to its shareholders and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy solicitation material to beneficial owners.

       All references in this Proxy Statement to the Company's last fiscal year refer to the period from October 1, 1994 to September 30, 1995.


                             SHAREHOLDER  PROPOSALS

       Subject to the rules of the Securities Exchange Act of 1934, any shareholder who intends to submit a proposal for action at the annual meeting of shareholders must be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the shareholder must continue to own such securities through the date on which the meeting is held. Currently, the 1996 annual meeting of shareholders is scheduled to be held on January 28, 1997. To be considered for inclusion in the proxy material for the next annual meeting, proposals must be received by the Secretary of the Company at 12500 North Washington Street, Denver, Colorado 80241-2400 on or before September 30, 1996.

                VOTING  SECURITIES  AND  PRINCIPAL  SHAREHOLDERS

       The Company's outstanding voting stock consists of Common Stock. Only holders of Common Stock of record at the close of business on December 12, 1995 (the "Record Date"), will be entitled to notice of, and to vote at, the meeting. On the Record Date there were 39,476,269 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

       A majority of the Company's outstanding voting Common Stock, represented in person or by proxy, is necessary to constitute a quorum to take action at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for the Amendment of the Articles of Incorporation and to recapitalize the Company to effect a one-for-ten reverse stock split; for the election of the directors; to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to establish the number of shares of New Common Stock available for grant; and to amend the Employee Stock Purchase Plan to establish the number of shares of New Common Stock available for purchase under the Plan. Abstaining votes and broker non-votes will not be voted in favor of the proposals.

       The following table sets forth, as of November 30, 1995, information with respect to beneficial ownership of the Company's Common Stock by each person beneficially owning more than 5% of the outstanding shares of such Common Stock:

                                                    Shares       Percent
                                                 Beneficially       of
 Title of Class        Name and Address             Owned         Class
------------------------------------------------------------------------
Common Stock            Hillman Trusts           18,439,206(1)     47%
------------------------------------------------------------------------
                     c/o Howard B. Hillman
                         Taconic Group
                        158 Main Street
                     New Canaan, CT 06840
------------------------------------------------------------------------
Common Stock           Howard B. Hillman         37,366,482(1)(3)  95%
------------------------------------------------------------------------
Common Stock      Venhill Limited Partnership    18,896,276(2)     48%
------------------------------------------------------------------------

    (1) The Hillman Trusts are comprised of thirteen separate trusts holding in aggregate 18,439,206 shares. These shares are also included in the total for Howard B. Hillman, President, CEO and a director of the Company. Under the terms and conditions of the Trusts, Mr. Hillman has sole voting and investment powers for one Trust which includes 10,000 shares; shared voting and investment powers for eleven Trusts which include 9,362,540 shares; and neither voting nor investment powers for one Trust which includes 9,066,666 shares. Additionally, Mr. Hillman is the beneficiary and trustee of one of the Trusts; beneficiary of two of the Trusts, and the Trustee of ten of the Trusts. The other Trustees and beneficiaries of the Hillman Trusts are neither officers nor directors of the Company.

    (2) Howard B. Hillman is a general partner of Venhill Limited Partnership.

    (3) Includes 31,000 shares held directly by Howard B. Hillman, and 18,896,276 shares owned by Venhill Limited Partnership of which Mr. Hillman is a general partner. Excludes an aggregate of 8,000 shares owned by Mr. Hillman's adult children, as to which Mr. Hillman disclaims beneficial ownership.

         The following table sets forth, as of November 30, 1995, information with respect to beneficial ownership of the Company's Common Stock by each director of the Company, each of whom is a nominee for election as director, by each named executive officer, and by the present directors and officers of the Company as a group:

                                                                                         Amount and Nature      Percent
                                                                                                 of                of
     Title of Class                                  Name                               Beneficial Ownership     Class
-----------------------------------------------------------------------------------------------------------------------
Common Stock                                  Howard B. Hillman                                 37,366,482(1)     95%
-----------------------------------------------------------------------------------------------------------------------
                                   Major General William R. Usher, USAF (Ret.)                       2,000         *
-----------------------------------------------------------------------------------------------------------------------
                                           J. Roderick Heller, III                                  20,000         *
-----------------------------------------------------------------------------------------------------------------------
                                              Kenneth M. Dedeluk                                     7,000         *
-----------------------------------------------------------------------------------------------------------------------
                                               William W. Brett                                          0         *
-----------------------------------------------------------------------------------------------------------------------
                                                 Dewayn Davis                                          302         *
-----------------------------------------------------------------------------------------------------------------------
Common Stock              All current directors and officers as a group (10 persons)       37,396,834(2)(3)(4)    95%
-----------------------------------------------------------------------------------------------------------------------

* Less than 1 percent.


(1) Includes 7,703,323 shares of Common Stock of which Howard B. Hillman is both a trustee and a beneficiary; 1,669,217 shares of Common Stock of which Mr. Hillman is a trustee but not a beneficiary and as to which he disclaims beneficial ownership; 9,066,666 shares of Common Stock of which Mr. Hillman is a grantor and neither a trustee nor a beneficiary; 31,000 shares of Common Stock owned directly by Mr. Hillman; 18,896,276 shares held by Venhill Limited Partnership of which Mr. Hillman is a general partner; and excludes an aggregate of 8,000 shares held by Mr. Hillman's adult children of which he disclaims beneficial ownership.

(2) Includes 18,439,206 shares owned by the Hillman Trusts and 18,896,276 shares owned by Venhill Limited Partnership.

(3) Includes stock options that will have vested by January 29, 1996.

(4) Includes 750 shares held by Karen Niparko, Vice President, and 300 shares held by Allyson Kissell, Corporate Secretary.



Compliance with Section 16(a) of the Securities Exchange Act of 1934


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.


         To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company, the Company believes that all filings applicable to its executive officers, directors, and 10 percent beneficial owners were complied with during the last fiscal year.



Performance Graph

         The following graph compares the Company's, the peer group's and the Standard & Poor 500's yearly percentage change in cumulative total shareholder return for the past five years, as measured by dividing the (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the registrant's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The peer group was selected from companies which Auto-trol Technology Corporation considers to be its competitors, such as Parametric Technology Corporation, Structural Dynamics Research Corporation, Autodesk Inc., Intergraph Corporation and ComputerVision Corporation. The graph assumes that $100 was invested on October 1, 1990 and that all dividends were reinvested.



AUTO-TROL               PEER GROUP             S&P500
------------------------------------------------------------
      100               100                    100
      100               100                    100
1990--100               100                    100
1991-- 88               175                    130
1992-- 75               258                    140
1993-- 17               278                    154
1994-- 46               247                    155
1995-- 35               576                    196


        PROPOSAL 1.  AMENDMENT OF THE ARTICLES OF INCORPORATION AND
                     RECAPITALIZATION OF THE COMPANY TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT


         The shareholders will be asked to approve a proposal to effect a one-for-ten reverse stock split. The reverse stock split, if approved, would be effected through an amendment to the Company's Articles of Incorporation pursuant to a plan of recapitalization, which will result in conversion of each share of the Company's Common Stock into one-tenth of a share of New Common Stock. The rights and privileges of the holders of Common Stock will be substantially unaffected by the stock split. Likewise, each shareholder's percentage ownership interest in the Company, proportional voting power, and share in dividends will remain unchanged, except for fractional shares. However, the effect will be to increase the number of authorized shares available for issuance by the Board of Directors without shareholder approval, which could result in a substantial dilution of the current shareholders' interest. No fractional shares resulting from the reverse stock split will be issued. Instead, the Company will pay in cash the market price for the fractional shares, or will make available for sale from its treasury stock additional shares of Common Stock in an amount sufficient to equal one share of New Common Stock. Any shareholder whose total shares will be reduced to a fraction of a share is entitled to dissent and obtain payment of the fair value of the shareholder's shares. See "Cash Payment or Additional Shares for Fractional Shares" and "Dissenters' Rights" below.

Amendment of the Articles of Incorporation

         The Company's Articles of Incorporation currently identify 40,000,000 shares of Class A Common Stock, par value $.01, as Common Stock. The amendment to the Articles of Incorporation would change the par value from $.01 par value (Common Stock) to $.02 par value (New Common Stock). Article Fourth of the Articles of Incorporation of Auto-trol Technology Corporation will be amended to read as follows:

     FOURTH:  A.  Authorized Shares.  The total number of shares which the
              ---------------------
     corporation is authorized to issue is 40,000,000 consisting of 40,000,000 shares of Class A Common Stock, $.02 par value, hereinafter called Common Stock.

         If approved, the Articles of Amendment to the Articles of Incorporation will be filed with the Secretary of State of Colorado. The amendment will become effective on the date of such filing. It is expected that such filing will take place on January 31, 1996 or shortly thereafter.

Background

         The Company presently is authorized, under its Articles of Incorporation, to issue 40,000,000 shares of Common Stock. The one-for-ten reverse stock split would not change the number of authorized shares of Common Stock. As of the Record Date, the shares of Common Stock represent approximately 99% of the Company's authorized Common Stock. If the reverse stock split is approved, the number of shares outstanding or reserved for issuance would represent approximately 10% of the authorized shares. The effect of the reverse stock split would be to increase the amount of authorized shares available for issuance, from approximately 523,731 shares to approximately 36,052,373 shares, not including reserves for employee plans. As a result, more shares of Common Stock will be available for issuance, which may allow a substantial dilution of the current shareholders' interests. The Company intends to continue its listing with the NASDAQ SmallCap market.

         There were 728 shareholders of record of the Company as of December 12, 1995. The approval of the reverse stock split is not expected to cause a significant change in the number of shareholders.

Reasons for the Action

         On June 30, 1995, a total of 33,418,477 shares of Common Stock were outstanding. With the debt-to-equity conversion on September 30, 1995 and the shares reserved for the employee option and stock purchase plans, the entire 40,000,000 authorized shares are very close to being fully utilized. Therefore, very few shares of Common Stock are available for purchase, or for any future debt-to-equity conversions. Consequently, the Board of Directors evaluated two options. The first option would be to increase the number of authorized shares and the second option would be to implement a plan of recapitalization to effect a reverse stock split.

         By increasing the number of authorized shares, the Company would incur additional NASDAQ filing fees and gain no benefits in either enhancing the current low trading price or earnings per share calculation. The Board of Directors does not favor an increase in the number of shares authorized.

         In addition to recapitalizing the Company, the reverse stock split is also intended to establish the market price of the New Common Stock in a more traditional range for companies of equivalent size traded on NASDAQ SmallCap. The closing sale price of the Common Stock on September 29, 1995, as reported by NASDAQ SmallCap was $.75 per share. The Board of Directors believes that a higher market price would make the New Common Stock more attractive to a broader range of investors. Many institutional investors have guidelines which disfavor stocks that trade at relatively low prices. Moreover, certain brokerage firms will not make margin loans or may charge higher transaction costs with respect to securities with a market price below a certain minimum. The Board of Directors believes that the reverse stock split will enhance the ability of investors to trade the Company's Common Stock.

         The reverse stock split will result in some shareholders owning "odd lots" of less than 100 shares of New Common Stock. The costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in "round lots" of even multiples of 100 shares.

         If the reverse stock split is adopted, shareholders will be required to exchange their stock certificates for new certificates representing the equivalent shares of New Common Stock. To differentiate the New Common Stock from the existing Common Stock, it is recommended that the par value be changed.

         There can be no assurance that the market price of the New Common Stock after the proposed reverse stock split will be ten times the market price before the proposed reverse stock split.

Impact on Employee Stock Plans

         As of September 30, 1995, the Company had a total of 499,812 shares of Common Stock reserved for issuance under various employee option plans, and 229,788 shares of Common Stock available for employee purchase under the Employee Stock Purchase Plan. If the reverse stock split is approved, the plans will be amended to establish the number of shares of New Common Stock available for grant or purchase under the Plans. Effectively, the amendments would result in an increase in the number of shares available under the Plans. All options previously granted and outstanding will be proportionally adjusted with respect to the number of shares and the exercise prices thereof. See Proposal 3 and Proposal 4.

Cash Payment or Additional Shares for Fractional Shares

         If the reverse stock split is approved, the Company will not issue fractional shares to shareholders whose holdings are not evenly divisible by ten. Instead, it will, at the option of each such shareholder, purchase for cash any shares, or sell from its treasury stock additional shares of Common Stock for which fractional shares would otherwise have been issued. The purchase or sale price for such fractional shares will be the average closing sale price of the Common Stock reported by NASDAQ for the five trading days immediately preceding the date of exchange multiplied by the number of shares of Common Stock to be purchased or sold. No brokerage commissions will be payable by shareholders whose shares are purchased or sold for cash in this manner.

Dissenters' Rights

         Shareholders currently owning less than ten (10) shares of Common Stock will have their shareholdings reduced to a fraction and, if they do not elect to purchase shares from the Company in order to have a whole share of New Common Stock, will have their entire interest in the Company purchased for cash. Under
Article 113 of the Colorado Business Corporation Act, such shareholders will be entitled to dissenters' rights. The following discussion of those rights and the procedure for perfecting such rights is qualified in its entirety by reference to Article 113 of the Colorado Business Corporation Act, a copy of which is included as Exhibit A hereto.

         A shareholder wishing to assert his dissenter's rights must notify the Company in writing of his intention to do so prior to the Annual Meeting and must not vote his shares in favor of the proposed plan of recaptialization. The Company will then provide a written dissenter's notice to such shareholder giving the effective date of the recapitalization and providing instructions for making demand for payment. The Company will then pay the purchase price as provided above to the shareholder for the fractional shares. The shareholder will then have the right to demand a price based on the dissenter's estimate of fair value, and, if the Company disagrees with such estimate, may require judicial appraisal of the fair value of the shares. In some instances, the cost of such appraisal may be assessed in whole or in part against the dissenting shareholder.

Federal Income Tax Consequences

         The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices in effect on the date of this Proxy Statement. The discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The exchange of shares of Common Stock for shares of New Common Stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of New Common Stock will include the shareholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The total basis of the shares of New Common Stock will be the same as the total basis of the shares of Common Stock exchanged therefor, reduced by the basis allocable to the receipt of cash in lieu of fractional shares described below.

         A shareholder who receives cash in lieu of fractional shares will be treated as if the Company had issued fractional shares to him and then immediately redeemed such shares for cash. Such shareholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his Common Stock allocable to such fractional shares had they actually been issued. Such gain or loss will be a capital gain or loss if such shareholder's Common Stock was held as a capital asset, and any such capital gain or loss will generally be a long-term capital gain or loss to the extent such shareholder's holding period for his Common Stock exceeds twelve months.

Exchange of Certificates

         If the reverse stock split is adopted, shareholders will be required to exchange their stock certificates for new stock certificates representing shares of New Common Stock. The Company will furnish each shareholder of record as of the Record Date, a transmittal form with instructions for obtaining new stock certificates. Shareholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by the Company's transfer agent. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Common Stock is not presented by the shareholder in exchange for the equivalent shares of New Common Stock, such New Common Stock certificates will be withheld by the Company until such exchange. Unexchanged shares of Common Stock are subject to escheatment under applicable abandoned property laws.

Board Recommendation

         Based on the foregoing consideration, the Board of Directors approved a resolution to provide for an amendment to the Company's Articles of Incorporation and recapitalization of the Company through a one-for-ten reverse stock split.

         The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the proposal.

Vote Required for Approval of the Proposal to Amend the Articles of Incorporation and Recapitalization to Effect a One-For-Ten Reverse Stock Split

         The shareholders will be asked to approve the proposal to amend the Articles of Incorporation and to recapitalize the Company to effect a one-for-ten reverse stock split at the Annual Meeting of Shareholders on January 30, 1996.

         The affirmative vote of the majority of the shares entitled to vote, represented in person or by proxy, will be necessary to approve the proposal. Approval is assured since the Hillman entities intend to vote in favor of the proposal.



                      PROPOSAL 2.  ELECTION  OF  DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three persons. In accordance with the Bylaws, three directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. The proxies will be voted, unless authority to do so is withheld, in favor of the nominees listed below, all of whom comprise the current Board of Directors of the Company, each having served in that capacity since the dates indicated. In the event any of the nominees shall become unavailable, the persons named as proxies may vote for a substitute nominee or vote for fewer than three directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED.

Nominees For Directors

         Set forth in the following table is certain information regarding each nominee for election as director of the Company:


                                                                                    Business Experience for the Past Five Years;
                                         Position with the Company;                           Year Became Director and
         Name; Age                          Principal Occupation                                 Other Directorships
------------------------------------------------------------------------------------------------------------------------------------

Howard B. Hillman            President of the Company, Chief Executive Officer   Director of the Company since 1973.  President and
Age 61                       and Chairman of the Board of Directors.             Chief Executive Officer of the Company since 1985.
                                                                                 Private investor, trustee and beneficiary of
                                                                                 certain Hillman Family Trusts.  Mr. Hillman is
                                                                                 also a director of Hambrecht & Quist Group.

------------------------------------------------------------------------------------------------------------------------------------

Major General William R.     Director of the Company. Director of the            Director of the Company since 1988.  Since 1992,
 Usher, USAF (Ret.)          Washington Special Projects Office, Lockheed        Director, Washington Special Projects Office,
Age 62                       Martin Corporation, the world's largest space       Lockheed Martin Corporation, specializing in
                             and electronics corporation.                        complex integrated information management systems.

------------------------------------------------------------------------------------------------------------------------------------

J. Roderick Heller, III      Director of the Company; Chairman and Chief         Director of the Company since 1984.  Chairman and
Age 58                       Executive Officer of NHP Incorporated.              Chief Executive Officer of NHP Incorporated.

------------------------------------------------------------------------------------------------------------------------------------


    There are no arrangements or understandings between of the above-listed directors, or any other persons, pursuant to which any of the directors have been selected as such.


               Meetings and Committees of the Board of Directors

         During the Company's last fiscal year, the Board of Directors met four times. Messrs. Hillman, Heller, and Usher were present at all meetings. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

         The Audit Committee advises the Board of Directors with respect to (i) the selection of independent certified public accountants, who annually audit the books and records of the Company and its consolidated subsidiaries; (ii) the scope of such audit; (iii) the adequacy of the financial statements prepared for publication by management and the adequacy of the audits of such statements; and
(iv) the adequacy of the financial and accounting control procedures and the financial management of the Company. The current members are Messrs. Hillman and Heller. The Audit Committee did not meet separately from the Board of Directors meetings during the twelve months ended September 30, 1995.

         The Compensation Committee advises the Board of Directors with respect to executive compensation, stock options and other forms of compensation. The current members are Messrs. Usher and Heller. The Compensation Committee met twice during the twelve months ended September 30, 1995.

         Each director who is not also an officer of the Company was paid $500 and granted 5,000 stock options under the Special Purpose Stock Option Plan as an annual retainer, and received $2,000 for attending each of the scheduled meetings of the Board of Directors in fiscal year 1995. Directors were reimbursed for travel expenses for attending the Board Meetings.

                                    OFFICERS

         Set forth below is a description of the present executive officers and officers of the Company except for Mr. Hillman, President, Chief Executive Officer and Chairman of the Board, who is described above. All officers of the Company hold office until their successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the officers listed below, or any other persons, pursuant to which any of the officers have been selected as such.

William W. Brett - Vice President

         Mr. Brett, age 58, joined the Company as a Vice President on January 4, 1993. Prior to his current association with the Company, Mr. Brett served as Director of Shuttle Data Systems for Lockheed Space Operations at Kennedy Space Center in Florida beginning September, 1982. Mr. Brett formerly worked with the Company for three years as Director of the Research and Development Department before his employment with Lockheed.

Kenneth M. Dedeluk - Vice President of International Operations, and President of Auto-trol Technology (Canada) Ltd.

         Mr. Dedeluk, age 45, joined Auto-trol Technology (Canada) LTD., a wholly owned subsidiary of Auto-trol Technology Corporation, in 1976. In 1981, Mr. Dedeluk became Vice President and General Manager of Canadian Operations.
In 1989 he was appointed President of Auto-trol Technology (Canada) LTD., and in June of 1993 Mr. Dedeluk was appointed Vice President of International Operations of the Company.

David C. O'Brien - Vice President, Treasurer, and Chief Financial Officer

         Mr. O'Brien, age 38, joined the Company in May 1995 as Treasurer and Chief Financial Officer. On May 15, 1995, Mr. O'Brien was appointed Vice President. Prior to his employment with the Company, Mr. O'Brien was the Chief Financial Officer for Array Technology of Boulder, Colorado, from 1992 to 1995, and for Atalla Corporation of San Jose, California, from 1988 to 1992. Both companies are wholly owned subsidiaries of Tandem Computers.

Karen L. Niparko - Vice President

         Ms. Niparko, age 40, joined the Company in 1988, initially as Director of the Human Resources Department, and more recently was appointed Director of Operations of the Company. Ms. Niparko was appointed Vice President of the Company effective May 16, 1994.

Dewayn Davis - Vice President

         Mr. Davis, age 39, joined the Company in 1984, initially as an Applications Engineer. He entered the Company's sales force in 1987 and was shortly thereafter promoted to Regional Sales Manager. In January 1993, Mr. Davis was promoted to Director of Western Area Field Operations, and was appointed Vice President of the Company effective September 8, 1994.

Allyson S. Kissell - Secretary

         Ms. Kissell, age 47, joined the Company in 1984 and has held various positions with the Legal Department during her employment with the Company, including her appointment as Assistant Secretary in 1987. Ms. Kissell was appointed Secretary of the Company effective September 16, 1992.

Melody L. Travis - Assistant Secretary

         Ms. Travis, age 39, joined the Company in 1978. She was appointed Assistant Secretary of the Company effective September 16, 1992.


                             EXECUTIVE  COMPENSATION

Report from the Company's Compensation Committee

         The Compensation Committee of the Board of Directors has reviewed Executive Compensation and concluded that due to the Company's continuing transition in its business focus, salaries for executive officers should not be based upon Company performance. Salary determination is based on a combination of factors including evaluation of compensation for executive positions within the industry, as well as the individual's past performance, education and future potential with the Company.

          For its evaluation of compensation, the Committee did not rely on specific data from specific companies within the systems integration industry, but rather, on its broad understanding of competitive salaries for comparable executive positions. Based on this approach, there is no direct relationship between other companies and the broad industry "norms" used by the Committee in their deliberations regarding Company executive compensation.

         The objective of the Committee is to determine salaries that are sufficient to attract, motivate and retain executives of outstanding ability and potential. The Committee further attempts to establish a relationship between executive compensation and the creation of shareholder value. These objectives are achieved by providing a combination of cash compensation and stock option grants. Options are granted to executives based on subjective performance evaluation and not the attainment of specific performance goals.

         All of the above factors and policies were considered in determining the compensation of Mr. Hillman, President and Chief Executive Officer of the Company. However, Mr. Hillman has voluntarily lowered his salary to its present level. His compensation was not based on the Company's performance.



/s/Major General William R. Usher, USAF (Ret.)    Director
----------------------------------------------
Major General William R. Usher, USAF (Ret.)

/s/J. Roderick Heller, III                        Director
----------------------------------------------
J. Roderick Heller, III


         The following Summary Compensation Table sets forth the salary, bonus and other compensation earned during the last three fiscal years by Howard B. Hillman, the Company's Chief Executive Officer, and by the other three executive officers of the Company whose aggregate compensation for that year exceeded $100,000. No stock appreciation rights were granted to the named executive officers for the years indicated.

                            SUMMARY COMPENSATION TABLE


                                                                                                     Long Term Compensation
--------------------------------------------------------------------------------------  --------------------------------------------

                                             Annual Compensation                                         Awards              Payouts

--------------------------------------------------------------------------------------  --------------------------------------------

                                                                             All              Restricted
                                                                         Other Annual           Stock         Options          LTIP
Name and Principal             Fiscal        Salary      Bonus           Compensation           Award(s)      Granted        Payouts
    Position                    Year           ($)       ($)(1)              ($)                  ($)         (shares)         ($)
--------------------------------------------------------------------------------------  -------------------------------------------

--------------------------------------------------------------------------------------  -------------------------------------------

Howard B. Hillman              1995          $100,000    $240            $4,401(2)             N/A                 --        N/A
President and Chief            1994           107,166     240             7,142(2)             N/A                 --        N/A
Executive Officer              1993           100,000     240             8,081(2)             N/A                 --        N/A
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Kenneth M. Dedeluk*            1995           122,724     218             2,887(3)             N/A             20,000        N/A
President, Auto-trol           1994           122,222     222             3,000(3)             N/A                 --        N/A
Technology (Canada), Ltd.      1993           119,000     235             3,206(3)             N/A             20,000        N/A
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

William W. Brett               1995           122,391     240                --                                   --         N/A
Vice President                 1994           122,391     240                --                N/A             10,000        N/A
                               1993            89,993      40                --                N/A             60,000        N/A
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Dewayn Davis                   1995           110,242     240                --                N/A             45,000        N/A
Vice President                 1994           100,510     240                --                N/A                 --        N/A
                               1993            88,080     240                --                N/A             23,350        N/A
-----------------------------------------------------------------------------------------------------------------------------------


* Compensation was originally based on Canadian Dollars for Mr. Dedeluk and then converted to U.S. Dollars.

(1) This column reflects compensation to named executive officers under the Company's 401(k) Retirement Plan; except as to Mr. Dedeluk, where the amount represents compensation in the form of contributions from Auto-trol Technology (Canada) Ltd. through its Registered Retirement Savings Plan.

(2) This total for 1995 includes $3,762 for rent, $268 for telephone, and $371 for utilities. This total for 1994 includes $6,480 for rent, $235 for telephone, and $427 for utilities. This total for 1993 includes $6,040 for rent, $1,168 for car allowance, $250 for telephone, and $383 for utilities.

(3) This total is for car allowance.



Compensation Committee Interlocks and Insider Participation

    The two members of the Company's Compensation Committee, Mr. Usher and Mr. Heller, have no interlocking relationships as defined by SEC rules and regulations.

                         STOCK OPTIONS AND OTHER PLANS

    The Company has an Incentive Stock Option Plan ("ISO Plan"), a Special Purpose Stock Option Plan ("SPSO Plan") and an Employee Stock Purchase Plan ("ESP Plan"). The Board of Directors may from time to time alter, amend, suspend or discontinue the ISO Plan, the SPSO Plan and the ESP Plan, except that the Board may not take action which adversely affects the rights and obligations with respect to stock options outstanding under the Plans. The Board may not, without approval of the shareholders: (i) increase the maximum number of shares of Common Stock that may be made subject to options under any of the Plans; (ii) materially increase the benefits accruing to participants under any of the Plans; or (iii) materially modify the requirements as to eligibility for participation in any of the Plans.

    As amended by the shareholders in January 1992, the ISO Plan and the SPSO Plan options were pooled, making the total number of shares available for grant under both plans 1,350,000. As of September 30, 1995, options for 499,812 shares of Common Stock remained available for grant under the ISO Plan and the SPSO Plan. Amendments to the Plans to establish the number of shares available for issuance or purchase under the Plans are being submitted to shareholders for approval at the Annual Meeting. See Proposal 3 and Proposal 4.

    Any shares of Common Stock which were subject to Stock Options, but for which such Stock Options have expired, shall again be available for purposes of granting Stock Options under the Plans.

Incentive Stock Option Plan

    Under the ISO Plan, key employees are granted options to purchase Common Stock of the Company at a per share price equal to the fair market value of a share of the Common Stock on the date that the option is granted. Almost all of the Company's approximately 353 employees could qualify as key employees. The Compensation Committee, comprised of no less than two members of the Board of Directors, determines the optionees, the number of shares covered by the options, and the exercise price of options granted under the ISO Plan. Compensation Committee members are not eligible to receive options under the ISO Plan.

    A copy of the ISO Plan is available upon shareholder request.

Special Purpose Stock Option Plan

    The SPSO Plan was adopted in 1981, approved by the shareholders in 1982, and revised in 1994. Under the SPSO Plan, options are granted at the fair market value of the shares on the date of grant. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of the options granted under the Plan. The options granted and to be granted under the SPSO Plan are not "incentive" stock options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. Compensation Committee members are eligible to receive options under the SPSO Plan.

    A copy of the SPSO Plan is available upon shareholder request.


                          Option Reporting Requirements

    The following table discloses options to purchase Common Stock granted from October 1, 1994, through September 30, 1995, under the ISO Plan and the SPSO Plan to Messrs. Dedeluk and Davis, the only named executive officers referred to in the Summary Compensation Table to be granted stock options.


                               Option Grants Table*

                                                                                                 Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock
                                                                                               Price Appreciation for Option Term
----------------------------------------------------------------------------------------------------------------------------------
                              Options       Exercise   Expiration Date
Name                         Granted (1)    Price (1)                                          5% (2)                        10% (2)
----------------------------------------------------------------------------------------------------------------------------------
Kenneth M. Dedeluk               20,000      $1.00        12/19/2004                         12,578                         31,875
----------------------------------------------------------------------------------------------------------------------------------
Dewayn Davis                     45,000      $1.00        12/19/2004                         28,300                         71,718
----------------------------------------------------------------------------------------------------------------------------------

* SEC regulations require disclosure of stock appreciation rights ("SARs") issued, however, Auto-trol Technology Corporation has not granted any SARs.

(1) If the one-for-ten reverse stock split is approved by shareholders, the number of shares underlying these options will be reduced accordingly, to 2,000 and 4,500 respectively, and the exercise price increased accordingly, to $10.00 per share.

(2) Actual gains on exercise, if any, are dependent upon the future performance of the Company's Common Stock.

Under either the ISO Plan or the SPSO Plan, options become exercisable in five cumulative annual installments of 20% per year, and remain exercisable until the option expires. A change of ownership of the Company may accelerate the vesting schedule of the options. An unexercised option generally expires on the tenth anniversary of the date on which it was granted, or thirty days after termination of the employment, or six months after the death or disability of the optionee. The exercise price may be paid either in cash or by delivery of shares of the Company's Common Stock, valued at the market price. The Compensation Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. No named executive officer exercised any stock options in fiscal year 1995.

    The following table discloses the options held by the named executive officers at the end of the last fiscal year.

        Aggregated Option Exercises and Fiscal Year End Option Value Table


                                                            Number of Securities (1)               Value of Unexercised In-the-
                                                             Underlying Unexercised                  Money Options at Fiscal
                                                            Options at Fiscal Year End                      Year End
                                                          -------------------------------------------------------------------------
                             Shares Acquired    Value
           Name                on Exercise     Realized      Vested          Unexercisable          Vested          Unexercisable
------------------------------------------------------------------------------------------------------------------------------------

Howard B. Hillman                       --           --           --                    --          $    --                $    --
------------------------------------------------------------------------------------------------------------------------------------

Kenneth Dedeluk                         --           --        20,000               50,000            7,500                 31,250
------------------------------------------------------------------------------------------------------------------------------------

William Brett                           --           --        26,000               44,000           10,750                 20,500
------------------------------------------------------------------------------------------------------------------------------------

Dewayn Davis                            --           --        10,000               60,000            3,750                 50,625
------------------------------------------------------------------------------------------------------------------------------------


(1) If the one-for-ten reverse stock split is approved by shareholders, the number of shares underlying these options will be reduced accordingly, to one-tenth the amount currently underlying.

Employee Stock Purchase Plan

          The Company's Employee Stock Purchase Plan ("ESP Plan") became effective in 1980, and is administered by two members of the Board of Directors ("Committee"). Almost all full-time employees who have been with the Company for at least six months and who work seventeen and one-half hours per week are entitled to participate in the ESP Plan. The purchase period for the ESP Plan begins on March 1 and ends October 31, for each calendar year. All employees who wish to participate in the ESP Plan must re-enroll at the beginning of each purchase period.

          An employee may purchase stock equal to the lesser of 10% of his annual salary, or the number of shares authorized by the Committee. The ESP Plan allows employees to purchase Common Stock at the lesser of either full market price, or at a 5% discount of the fair market price of the stock at the beginning of the purchase period, or at a 5% discount of the fair market price when the stock is purchased.

          Kenneth Dedeluk, who purchased 250 shares, is the only named executive officer to purchase shares of Common Stock under the ESP Plan from October 1, 1994, through September 30, 1995.

          A copy of the Employee Stock Purchase Plan is available upon shareholder request.

Retirement Plan

          The Company's Retirement Savings Plan (the "Retirement Plan") is a cash or deferred profit-sharing plan designed to comply with the requirements of
Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All employees of the Company may participate in the Retirement Plan, provided that they have six months of service with the Company. The Retirement Plan is administered by a committee appointed by the Board of Directors.

          Funds of the Plan are held, invested and administered by an independent company. Plan funds may not be invested in Common Stock of the Company.

          Under the Plan, employees may contribute an amount equal to 15% of their compensation per pay period, subject to statutory limits, to a tax deferral account. The percentage of compensation that may be contributed by the highly compensated employees under the Internal Revenue Code depends on the average percentage of compensation contributed by the non-highly compensated employees.

          The Company will contribute, to the employee's account, an amount equal to the employee's contribution, up to ten dollars per pay period. The value of an employee's account is payable to the employee or the employee's beneficiary upon the employee's retirement, voluntary or involuntary termination, death, or disability. Prior to such time, withdrawals may only be made for financial hardships as defined by the Internal Revenue Code and Regulations.

          The Board of Directors may, in its discretion, terminate the Retirement Plan at any time, in whole or in part. Upon such termination, the Plan provides for the distribution of the assets of the fund for the benefit of its participants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


          During fiscal year 1995 the Company borrowed $10,350,000 from the Venhill Limited Partnership ("Venhill"), of which Mr. Hillman, President, CEO and a director of the Company, has voting and investment powers. Debt-to-equity transactions totaling $12,438,000 were approved by the Board of Directors in which: 3,218,648 shares of Common Stock were issued for debt of $2,413,986 in December 1994; 7,432,019 shares of Common Stock were issued for debt of $5,574,014 in January 1995; and 5,933,333 shares of Common Stock were issued for debt of $4,450,000 in September 1995. The $.75 price per share for each such conversion is consistent with the price paid for the debt conversion in fiscal year 1994, and is the approximated current market bid price. The Company's related party debt activity for fiscal year ending September 30, 1995 is as follows:



Note payable balance as of October 1, 1994       $  5,988,000
Additional amount borrowed                         10,350,000
Amount paid to Hillman Trusts                      (1,000,000)
Amount converted to Common Stock                  (12,438,000)
                                                 ------------
Note payable balance as of September 30, 1995    $  2,900,000
                                                 ============


          The notes outstanding to Venhill are payable October 1, 1997 and bear interest at 10%. Interest payable relating to this debt was approximately $366,900 as of September 30, 1995. During October and November 1995, the Company borrowed an additional $2,000,000 from Venhill.

           PROPOSAL 3.  APPROVAL  TO AMEND THE COMPANY'S STOCK OPTION PLANS

Amend the Number of Shares Available for Grant under the Company's Stock Option
   Plans

          The shareholders will be asked to approve a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan ("the Plans") to establish the number of shares of New Common Stock available for grant under the Plans, which would have the effect of an increase in the shares collectively available for grant under the Plans. The amendments, if approved, would provide for a maximum of 400,000 shares of New Common Stock available for grant collectively under the Plans.

          The Company's Special Purpose Stock Option Plan currently states that a maximum, aggregate number of Common Stock that may be made subject to Stock Options granted under the Plan shall be one million three hundred and fifty thousand (1,350,000) under this Plan and the Company's Incentive Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 1,350,000. The number of shares collectively available will be changed from 1,350,000 shares of Common Stock to 400,000 shares of New Common Stock. Section 5.1 of the Company's Special Purpose Stock Option Plan will be amended to read as follows:

     5.1  Maximum Number
     -------------------

     The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be four hundred thousand (400,000) under this Plan and the Company's Incentive Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 400,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Options grants.

          The Company's Incentive Stock Option Plan contains the same section
5.1 which will be amended as follows:

     5.1  Maximum Number
     -------------------

     The maximum, aggregate number of shares of Common Stock that may be made subject to Stock Options granted under the Plan shall be four hundred thousand (400,000) under this Plan and the Company's Special Purpose Stock Option Plan, as determined from time to time to be appropriate by the Compensation Committee. In no event shall the total amount of shares for which options are granted under both Plans exceed 400,000 shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made available for Stock Options grants.

          The Plans shall be further amended, as required, to incorporate non-material adjustments required by the proposed reverse stock split.

Outstanding Option Grants

          All option grants outstanding will be adjusted proportionately to reflect a change in number and price as a result of the proposed reverse stock split.

Background

          The Company has created a Special Purpose Stock Option Plan and an Incentive Stock Option Plan (the "Option Plans"), which provide for the grant of Stock Options to Key Employees and members of the Board of Directors in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of Board members and Key Employees.

Reasons for the Action

          As of September 30, 1995, there were outstanding options for 850,188 shares of Common Stock under the Incentive Stock Option Plan and the Special Purpose Stock Option Plan collectively. The number of shares remaining available for grant under the Plans, if adjusted pursuant to the proposed reverse stock split, is insufficient to meet the goals of the Option Plans.

          If the reverse stock split is approved, the number of shares currently available for option grants would be adjusted to 49,981. The amendment would increase the number of shares collectively available for grant under the Plans by 265,000 shares [(400,000 - (1,350,000/10)]. Therefore, the number of shares remaining for grant, after adjusting for the proposed reverse split, would be 314,982 [400,000 - 850,188/10)].

Board Recommendation

          Based on the foregoing consideration, the Board of Directors approved an amendment to the Company's Special Purpose Stock Option Plan and the Company's Incentive Stock Option Plan to establish the shares available for grant collectively under the Company's stock option plans.

          The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the proposal.

Vote Required for Approval of the Proposal to Establish the Number of Shares of Common Stock Available under the Company's Stock Option Plans

          The shareholders will be asked to approve the proposal to amend the Company's Incentive Stock Option Plan and Special Purpose Stock Option Plan, to establish the number of shares collectively available for grant under the Plans, at the Annual Meeting of Shareholders on January 30, 1996.

          The affirmative vote of the majority of the shares entitled to vote, represented in person or by proxy, will be necessary to approve the proposal. Approval is assured since the Hillman entities intend to vote in favor of the proposal.



          PROPOSAL 4.  APPROVAL TO AMEND THE COMPANY'S EMPLOYEE STOCK
                       PURCHASE PLAN

Amend the Number of Shares Available for purchase under the Company's Employee Stock Purchase Plan

          The shareholders will be asked to approve a proposal to amend the Company's Employee Stock Purchase Plan to establish the number of shares of New Common Stock available for purchase under the Plan, which would have the effect of an increase in the shares available for purchase under the Plan. The amendment, if approved, would provide for a maximum of 80,000 shares of New Common Stock available for purchase under the Plan.

          The Company's Employee Stock Purchase Plan currently states that the total number of shares made available for sale to participants shall not exceed 245,000 for the duration of the Plan. Section 4.2 of the Plan will be amended to read as follows:

     4.2    Amount of Stock Available.  The number of shares which may be sold
            -------------------------
     to participants during any single option period shall be established by the Committee prior to the commencement of each option period; provided, however, that the total number of shares made available for sale to participants shall not exceed eighty thousand (80,000) for the duration of the Plan.

Background

          The Company has created an Employee Stock Purchase Plan which provides a method whereby eligible employees of the Company have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company.

Reasons for the Action

          As of September 30, 1995, there were 229,788 shares of Common Stock available for purchase under the Employee Stock Purchase Plan. If this number is adjusted pursuant to the proposed reverse stock split, the number available for purchase is insufficient to meet the goals of the Plan.

          The amendment would increase the number of shares available for purchase under the Plan by 57,021 [80,000 - (229,788/10)]. Therefore, the number of shares available for purchase under the Plan would be established at 80,000 shares of New Common Stock.

Board Recommendation

          Based on the foregoing consideration, the Board of Directors approved a resolution to amend the Employee Stock Purchase Plan to establish the shares available for purchase under the Plan.

          The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the proposal.

Vote Required for Approval to Amend the Number of Shares Available for purchase under the Employee Stock Purchase Plan

          The shareholders will be asked to approve the proposal to amend the number of shares available for purchase under the Company's Employee Stock Purchase Plan at the Annual Meeting of Shareholders on January 30, 1996.

          The affirmative vote of the majority of the shares entitled to vote, represented in person or by proxy, will be necessary to approve the proposal. Approval is assured since the Hillman entities intend to vote in favor of the proposal.

                                 OTHER MATTERS

          The items discussed above are the only items of business, other than routine procedural matters, which management intends to present or is informed that others intend to present, for action as to which proxies received or presented at the meeting are to be used. However, if other matters are properly presented at the meeting, proxies named by the Board of Directors will vote the shares represented by them in accordance with the recommendations of the Board of Directors of the Company.

          RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The Company retained KPMG Peat Marwick as its independent certified public accountants effective 1990, and they have been selected to continue in such capacity for the current fiscal year.

          Representatives of KPMG Peat Marwick are expected to attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                               FINANCIAL STATEMENTS

          Consolidated financial statements for the Company are included in Auto-trol Technology Corporation's Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. A copy of this Report may be obtained without charge upon written request directed to Ms. Allyson S. Kissell, Secretary, 12500 N. Washington Street, Denver, Colorado 80241-2400.


                                   By Order of the Board of Directors



                                   Allyson S. Kissell
                                   Secretary

Denver, Colorado
December 22, 1995

                                   EXHIBIT A

                           COLORADO REVISED STATUTES

                    TITLE 7.  CORPORATIONS AND ASSOCIATIONS
                            CORPORATIONS - CONTINUED
                         COLORADO BUSINESS CORPORATIONS
                        ARTICLE 113.  DISSENTERS' RIGHTS
                 PART 1.  RIGHT OF DISSENT - PAYMENT FOR SHARES

7-113-101.  Definitions

  For purposes of this article: (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

  (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.  Right to dissent

  (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

  (a) Consummation of a plan of merger to which the corporation is a party if:

   (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

  (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

  (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

  (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

  (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

  (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

  (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

   (I) Alters or abolishes a preferential right of the shares; or

  (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

  (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

   (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

  (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

  (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

  (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.  Dissent by nominees and beneficial owners

  (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

  (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

  (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

  (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

      PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

7-113-201.  Notice of dissenters' rights

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection
(1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

7-113-202.  Notice of intent to demand payment

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

  (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

  (b) Not vote the shares in favor of the proposed corporate action.

  (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

  (3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203.  Dissenters' notice

  (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

  (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

  (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

  (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

  (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

  (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

  (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

  (g) Be accompanied by a copy of this article.

7-113-204.  Procedure to demand payment

  (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

  (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

  (b) Deposit the shareholder's certificates for certificated shares.

  (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

  (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

  (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205.  Uncertificated shares

  (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

  (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206.  Payment

  (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

  (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

  (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

 (b) A statement of the corporation's estimate of the fair value of the shares;

 (c) An explanation of how the interest was calculated;

 (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

 (e) A copy of this article.

7-113-207.  Failure to take action

  (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

  (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

  (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209.  Procedure if dissenter is dissatisfied with payment or offer

  (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

  (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

  (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

  (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

  (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

          PART 3.  JUDICIAL APPRAISAL OF SHARES

7-113-301.  Court action

  (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

  (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

  (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

  (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

  (5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.  Court costs and counsel fees

  (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

  (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

  (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       AUTO-TROL TECHNOLOGY CORPORATION

          FOR MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 30, 1996
The undersigned hereby appoints Howard B. Hillman and Allyson S. Kissell and each of them, each with full power to act alone and each with full power of substitution, as proxies to vote all the shares of Common Stock of Auto-trol Technology Corporation held of record by the undersigned on December 12, 1995, which the undersigned is entitled to vote at its annual meeting of shareholders to be held on January 30, 1996, and any adjournment thereof, upon the following matters as set forth in the Notice of said meeting and Proxy Statement dated December 22, 1995, copies of which have been received by the undersigned.

The Board of Directors recommends that all shareholders vote on the following:

1. Election of three (3) Directors:

        Nominees: J. Roderick Heller, III, Howard B. Hillman,
        Major General William R. Usher (Ret.)
             [_] FOR          [_] AGAINST

   FOR, except vote withheld from the following nominee(s)______________________

2. The approval and adoption of a proposal to amend the Articles of Incorporation and to recapitalize the Company to effect a one-for-ten reverse stock split.
             [_] FOR          [_] AGAINST          [_] ABSTAIN


(IMPORTANT-CONTINUED ON REVERSE SIDE)

3. The approval and adoption of a proposal to amend the Company's Special Purpose Stock Option Plan and Incentive Stock Option Plan to establish the number of shares of New Common Stock available for grant collectively under the Plans.

             [_] FOR          [_] AGAINST          [_] ABSTAIN

4. The approval and adoption of a proposal to amend the Company's Employee Stock Purchase Plan to establish the number of shares of New Common Stock that will be available for purchase under the Plan.

             [_] FOR          [_] AGAINST          [_] ABSTAIN

5. Such other business as may properly come before the meeting.

IMPORTANT: Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.


                                       Dated:______________________________ 1995

                                       _________________________________________
                                                       Signature

                                       _________________________________________
                                                Signature if held jointly

                                       Mark here for address change_____________

PLEASE RETURN USING ENCLOSED ENVELOPE
-------------------------------------